                                                                   EXHIBIT 10.15


                              EMPLOYMENT AGREEMENT

      THIS AGREEMENT (the "Agreement") is made effective as of the 1st day of August, 2003 by and between Vascular Sciences Corporation, a Delaware corporation, with an office, located at 5280 Solar Drive, Mississauga, Ontario, Canada L4W 5M8 (the "Company"), and William G, Dumencu (the "Employee").

                              W I T N E S S E T H:

      WHEREAS, the Employee is currently under contract with the Company and desires to obtain full time employment upon the terms and conditions set forth herein;

      WHEREAS, the Company wishes to continue to employ the Employee upon such terms and conditions; and

      WHEREAS, the Employee has received and will be given access by the Company to its Trade Secrets, confidential business and professional information;

      NOW, THEREFORE, for the consideration given and received herein, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Employee and the Company hereby agree as follows:

      1. Recitals Incorporated. The foregoing recitals and any referenced Exhibits are specifically incorporated in their entirety herein and made a part hereof.

      2.    Definitions.

            "Non-Competition Period" shall mean that period of time commencing upon the date of execution of this Agreement by Employee and continuing during his employment with the Company, and for no less than one (1) years following termination of his employment with the Company (regardless of the circumstances of termination);

            "Trade Secret" shall mean information, including a formula, a pattern, compilation, program, device, method, treatment, therapy, material or process that; (a) derives independent economic value, actual or potential, from not being generally known to and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use; and
(b) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy.

      3. Employment. The Company hereby employs the Employee, and the Employee hereby accepts such employment, upon the terms and conditions stated herein.

      4. Term. The term of employment under this Agreement shall commence on August 1, 2003 and shall continue indefinitely until terminated in accordance with the provisions of termination as hereafter provided in this Agreement,.

      5.    Duties.

            (a) The Employee is engaged to serve as the Vice-President of Finance of the Company, and shall have such other duties as may from time to time be reasonably assigned to him by the President of the Company. During the term hereof, the Employee shall devote his full time, energy and attention to his duties and responsibilities hereunder and shall not engage in or carry on or be employed by, directly or indirectly, any other business or profession.

            (b) Notwithstanding the provisions of Section 5(a), the parties acknowledge that during the term of this Agreement, the Employee will spend approximately 17% of his work efforts on behalf of RHEO Clinic Inc. and 17% of his work efforts on behalf of Occulogix L.P.. Such entities have undertaken to reimburse the Company for the cost of such services performed by the Employee. Therefore, as between the Employee and the Company, for all purposes under this Agreement, any services provided to such entities shall be deemed to be services provided to the Company.

      6.    Compensation.

            (a) The Company shall pay to the Employee as compensation for all services rendered by the Employee hereunder including the services rendered to Occulogix L.P. and RHEO Clinic Inc. a base salary of US$_110,000, subject to such reductions as may be agreed upon by the parties or required by law. This salary shall be paid in accordance with Company's customary payroll procedure. The parties agree that the base salary payable hereunder may be paid in Canadian dollars ($), the exchange rate of which shall be adjusted prospectively as of the last day of each calendar quarter (an "Adjustment Date"). As of each Adjustment Date, the amount payable in Canadian dollars ($) shall be increased or decreased, as necessary, based on the then-current exchange ratio between the United States dollar and the Canadian dollar (as reported in the Globe and Mail or a mutually-acceptable identified rate on the Adjustment Date, or if the Adjustment Date is not a business day, on the last business day prior thereto), such that the base salary payable hereunder shall equal the number of Canadian dollars that could be obtained in exchange for US$110,000. In no event shall any such adjustment affect any amount of compensation paid hereunder prior to the Adjustment Date.

The Company shall provide employee benefits, incentive compensation, stock options and vacation to the Employee in accordance with its benefit plans, policies and procedures as may be in effect, which may be amended from time to time. The Company warrants that all such benefits made available to the Employee shall be consistent with those offered and made available to other employees at the same or similar level as that of the Employee; provided, however, that the Employee's vacation level shall initially be an entitlement of 15 days as at the date of this agreement and an entitlement to earn 15 days per year, accruing in accordance with the Company's vacation policy. Notwithstanding the foregoing, in the event that Employee cannot participate in one or more of such plans by reason of the Employee's Canadian citizenship or residency, then the Company shall provide a reasonably equivalent cash reimbursement to permit the Employee to obtain the such benefits on an individual basis, or on a group basis with other Canadian employees of the Company, to the extent reasonably available. The parties anticipate that one of such plans will be a stock option plan providing for the grant to employees of options to purchase the common stock of the Company, which plan the Company expects to implement before December 31, 2003. The Employee shall be entitled to an annual bonus of 20% of Employee's annual base salary, which bonus shall be granted at the sole discretion of the Company based on specific measurable objectives determined by the Company.

            (b) The Employee shall be reimbursed for all usual and customary out-of-pocket expenses incurred as the result of any and all business-related activities pursuant to this Agreement, all in accordance with a uniform policy established by the Board of Directors of the Company from time to time; provided, however, that reimbursement under this Section shall not be made until and unless the Employee has furnished the Company with an appropriate receipt or such other documents as may be reasonably required by the Company to substantiate the nature and amount of the expenses incurred by the Employee.

      7.    Termination of Agreement.

            (a) Termination For Cause. The Company may elect to impose disciplinary sanctions, up to and including termination of this Agreement in the event:

                  (i) The Employee is convicted of a misdemeanor or felony substantially related to or adversely affecting the Employee's ability to perform hereunder in a safe, competent and ethical manner;

                  (ii) The Company determines, after consultation with the Employee's physician or other appropriate health care provider, that the Employee has a substantial dependence on any addictive substance, including but not limited to, narcotic drugs or other controlled substances;

                  (iii) The Employee commits an act of fraud, or an unethical practice related to his obligations hereunder;

                  (iv) The Employee commits an act damaging to the Company's reputation in the community;

                  (v) The Employee presents, submits or prepares fraudulent or false claims, documents and/or records, including employment records and employment information;

                  (vi) The Employee willfully fails or refuses to comply with all policies, procedures, standards and regulations of the Company that are established from time to time, or willfully fails or refuses to substantially perform or observe all other covenants and conditions which are required to be performed and observed by the Employee under this Agreement.

            (b) Termination Without Cause. The Employee or the Company may voluntarily elect to terminate this Agreement without cause by delivering to the other party, at least sixty (60) days prior to the date upon which termination is desired, written notice of such intention to terminate; provided, however, that, if either party gives notice pursuant to this Section 7(b), the Company shall have the right to relieve the Employee, in whole or in part, of his duties under this Agreement (without reduction in compensation), with compensation to the Employee payable to the date of termination.

            (c) Payment Upon Termination. If the employment of the Employee is terminated by the Employee or by the Company pursuant to the provisions of Section Section 7(a), then the Company shall pay to the Employee any compensation earned but not paid to the Employee prior to the effective date of such termination. If the employment of the Employee is terminated by the Company pursuant to the provisions of Section 7(b), then the Company shall pay to the Employee any compensation earned but not paid to the Employee prior to the effective date of such termination, and the Employee shall be entitled to receive severance pay equal to twelve months salary hereunder, payable in either equal monthly installments or in a lump sum payment at the discretion of the employee. In either event, such payment(s) shall be in full and complete discharge of any and all liabilities or obligations of the Company to the Employee hereunder, and the Employee shall be entitled to no further benefits under this Agreement. Any amounts owing to the Employee under any retirement plans or other compensation arrangements, if any, with the Company shall be handled solely in accordance with the terms of such plans or arrangements and not by the terms of this Agreement.

      8.    Interests of the Company. The Employee acknowledges and agrees that:

            (a) The Company has, owns or possesses the right to certain legitimate business interests, Trade Secrets, professional information and confidential information; and

            (b) The Company's possession, ownership and use of such legitimate business interests, Trade Secrets, professional and confidential information derives actual or potential independent economic value from not being generally known to, and not being readily ascertainable by proper means by other persons who could potentially obtain economic value from its disclosure or use; and

            (c) The Company has taken and will continue to undertake substantial efforts that are commercially reasonable under the circumstances to maintain the secrecy of its present and future legitimate business interests, Trade Secrets and other professional and confidential information, and requires Employee to do the same; and

            (d) Companies or individuals or other entities that provide goods and services similar to those of the Company derived from its access to its Trade Secrets gained from a current or former Employee of the Company, without its express permission, license or franchise, regardless of geographic location, would cause irreparable harm and undue hardship, and would materially jeopardize the Company's business and materially jeopardize the ability of the Company to attain its goals, thus reducing significantly its value should the Employee compete with the Company, or assist, induce or cause other persons to compete with the Company; and

            (e) The value of such harm would be substantial and unquantifiable. As such, Employee agrees that the violation of this covenant would cause irreparable harm to the Company.

      9. Covenant not to Compete. Recognizing that the business and success of the Company is predicated upon the existence and preservation of its legitimate business interests, Trade Secrets and other professional and confidential information, the Employee covenants and agrees that during the Non-Competition Period, in the geographic area for which the Company has distribution rights for the products and services that it offers, he will not, directly or indirectly (through one or more intermediaries), whether individually, or as an officer, director, agent, shareholder, partner, joint venturer, investor, consultant or otherwise, compete, induce or cause others to compete, induce or attempt to compete, in whole or in part with, or assist any individual, company, business enterprise or other entity in competing or intending or attempting to compete in whole or in part with, the business then engaged in by the Company, or expressly contemplated to be undertaken by the Company.

      10. Secrecy. The Employee agrees that during the course of the Non-Competition Period, he shall not disclose or cause the disclosure of any information relating to the Company obtained before or during the course of his employment, including the Company's Trade Secrets, and other professional and confidential information and shall maintain such as secret. Further, the Employee shall not, whether directly or indirectly use, or cause others to use, communicate, disclose or disseminate any information of a secret, proprietary, confidential or generally undisclosed nature relating to the Company, including, without limitation, its structure, its contacts, its products, processes and services, including information relating to testing, research, development, manufacturing, financial condition, statistics, marketing and selling, and the Employee shall strictly maintain the foregoing as secret during the course of the Non Competition Period.

      11. No Interference. The Employee agrees that he will not, whether for his own account or for the account of any other individual, partnership, firm, company or other business organization (other than the Company), directly or indirectly hire, employ, solicit, endeavor to entice away from the Company, or otherwise interfere with the relationship of the Company, with any person who is employed by or otherwise engaged to provide products to or perform services for the Company, nor will Employee directly or indirectly interfere with the business of the Company or its customers, suppliers, or other such persons or entities with which the Company transacts business for any purpose, which may result in or may be construed to result in having an adverse effect upon the Company's business activities, Trade Secrets or professional and confidential information of the Company.

      12. No Violation. The Employee represents warrants and agrees that his execution of and performance of all the terms of this Agreement does not and will not breach any agreement or duty to which he is subject at the time of execution of this Agreement. The Employee agrees not to enter into any written or oral agreement in conflict herewith and represents and agrees that he has not brought and will not bring with him to the Company or use in the performance of his responsibilities at the Company any materials or documents of a former company which are not generally available to the public.

      13. Indemnification. The Company will indemnify and hold harmless the Employee in respect of liability, damage, cost or expense, including reasonable attorneys' fees incurred in connection with the defenses of any claim, action, suit or proceeding to which the Employee is a party, or threat thereof, by reason of being an employee of the Company. Notwithstanding the forgoing, the Company will not indemnify and hold harmless the Employee from any act or omission arising out of (i) an intentional act by the Employee, (ii) the negligence or fraudulent conduct of the Employee, or (iii) any other act or omission of the Employee committed outside of the scope of the Employee's duties.

      14. Travel Visa. The Company shall arrange for requisite visa for Employee to travel to the US from Canada for travel by Employee for the business of the Company.

      15. Tax Preparation Assistance. The Company agrees to provide sufficient resources and assistance to the Employee to enable Employee to properly file US personal tax and other tax returns as may be required to be filed by the Employee.

      16. Arbitration. The Company and the Employee agree that any dispute or controversy arising out of, in relation to, or in connection with this Agreement, or the making, interpretation, construction, performance or breach thereof, shall be finally settled by binding arbitration under the then current rules of the American Arbitration Association by one (1) arbitrator appointed in accordance with such rules. The arbitrator may grant injunctive or other relief in such dispute or controversy. The decision of the arbitrator shall be final, conclusive and binding on the parties to the arbitration. Judgment may be entered on the arbitrator's decision in any court of competent jurisdiction. The parties agree that, any provision of applicable law notwithstanding, they will not request, and the arbitrator shall have no authority to award, punitive or exemplary damages against any party. The costs of the arbitration, including administrative and arbitrator's fees, attorneys, fees and expert witness fees shall be borne by the prevailing Party.

      17. Successors and Assigns. This Agreement shall be binding upon the Employee, his heirs, executors and administrators; provided, however, the Employee shall not have the right to assign this Agreement.

      18. Prior Agreements. If the Employee currently has a written or other Employment Agreement with the Company, then this Agreement supersedes the provisions of such Agreement.

      19. Severability. Wherever there is any conflict between any provision of this Agreement (or part thereof), and any statute, law, regulation or judicial precedent, the latter shall prevail, but in such event the provisions of this Agreement thus affected shall be curtailed and limited only to the extent necessary to bring it within the requirement of the law. In the event that any provision of this Agreement shall be held by a court of proper jurisdiction to be indefinite, invalid or otherwise unenforceable, the entire Agreement shall not fail on account thereof, but the balance of the Agreement shall continue in full force and effect.

      20. Choice of Law, Choice of Forum. This Agreement shall be governed and construed exclusively by laws of the Province of Ontario, except for any law, rule or principle which might require application of the substantive law of another Jurisdiction. Exclusive venue shall lie with the provincial or federal courts of competent jurisdiction in Ontario Canada.

      21. Entire Agreement; Amendment and Waiver. This Agreement and the Exhibits attached hereto, constitute the entire understanding of the parties hereto relating to the subject matter hereof and supersede all prior agreements or understandings with respect to the subject matter hereof among the parties. This Agreement may be amended, and the observance of any term of this Agreement may be waived only with the written consent of each of the parties hereto. Any such wavier does not imply or express that any other similar or dissimilar wavier shall be granted or agreed to by the Company.

      22. Cost of Enforcement. In the event of any dispute arising out of this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees and costs from the non-prevailing party.

      23. Section Headings. The headings of the sections and subsections of this Agreement are inserted for convenience only and shall not be deemed to constitute a part thereof.

      24. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement.

      IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered as of the date first written above.

                                        Vascular Sciences Corporation

                                        By:/s/ Elias Vamvakas
                                           ------------------
                                           Elias Vamvakas

                                           /s/ Bill Dumencu
                                           ------------------
                                           Bill Dumencu

                        AMENDMENT TO EMPLOYMENT AGREEMENT

      This AMENDMENT to the Employment Agreement between Vascular Sciences Corporation, a Delaware corporation (the "Company") and William G. Dumencu (the "Employee") dated the 1st day of August, 2003 is made effective as of September 30, 2003.

                              W I T N E S S E T H:

      WHEREAS, The Company and the Employee entered an Employment Agreement on August 1, 2003 (the "Agreement"), a copy of which is attached as Exhibit "A"; and

      WHEREAS, The Company and the Employee desire to amend the Agreement in certain respects;

      NOW, THEREFORE, for the consideration given and received herein, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Employee and the Company agree as follows:

      1.    Section 6 of the Agreement is hereby amended to read as follows:

      6.    Compensation.

            (a) The Company shall pay to the Employee as compensation for all services rendered by the Employee hereunder including the services rendered to Occulogix L.P. and RHEO Clinic Inc. a base salary of Cdn. $154,080.00, subject to such reductions as may be agreed upon by the parties or required by law. This salary shall be paid in accordance with Company's customary payroll procedure.

The Company shall provide employee benefits, incentive compensation, stock options and vacation to the Employee in accordance with its benefit plans, policies and procedures as may be in effect, which may be amended from time to time. The Company warrants that all such benefits made available to the Employee shall be consistent with those offered and made available to other employees at the same or similar level as that of the Employee; provided, however, that the Employee's vacation level shall initially be an entitlement of 15 days as at the date of this agreement and an entitlement to earn 15 days per year, accruing in accordance with the Company's vacation policy. Notwithstanding the foregoing, in the event that Employee cannot participate in one or more of such plans by reason of the Employee's Canadian citizenship or residency, then the Company shall provide a reasonably equivalent cash reimbursement to permit the Employee to obtain the such benefits on an individual basis, or on a group basis with other Canadian employees of the Company, to the extent reasonably available. The parties anticipate that one of such plans will be a stock option plan providing for the grant to employees of options to purchase the common stock of the Company, which plan the Company expects to implement before December 31, 2003. The Employee shall be entitled to an annual bonus of 20% of Employee's annual base salary, which bonus shall be granted at the sole discretion of the Company based on specific measurable objectives determined by the Company.

            (b) The Employee shall be reimbursed for all usual and customary out-of-pocket expenses incurred as the result of any and all business-related activities pursuant to this Agreement, all in accordance with a uniform policy established by the Board of Directors of the Company from time to time; provided, however, that reimbursement under this Section shall not be made until and unless the Employee has furnished the Company with an appropriate receipt or such other documents as may be reasonably required by the Company to substantiate the nature and amount of the expenses incurred by the Employee.

      2. All other Sections of the Agreement shall remain the same, in full force and effect.

      IN WITNESS WHEREOF, the parties have caused this Amendment to Employment Agreement to be executed and delivered as of the date first written above.

                                        Vascular Sciences Corporation

                                        By:/s/ Elias Vamvakas
                                           ------------------
                                           Elias Vamvakas

                                           /s/ Bill Dumencu
                                           ------------------
                                           Bill Dumencu